CERTIFICATE OF INCORPORATION

                                       OF

                                QUOTA-PHONE, INC.

                                        a

                            Under Section 402 of the
                            Business Corporation Law

                  The undersigned, natural persons of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certify as follows:

                  FIRST: The name of the corporation is QUOTA-PHONE, INC.

                  SECOND: The purposes for which it is formed are as follows:

                  To engage in the business of computerized quoting and buying service, and in connection therewith, to sell, lease, rent or otherwise market or deal in data processing related services, computer software, products or systems including but not limited to programming, systems analysis, computer processing of computer systems, computer time rental, data preparation, record keeping, report preparation, data processing consulting, management consulting, record storage, computer programs or systems, computers, data processing products, service bureau services or facilities management services.

                  To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with, raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

                  To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.

                  To adopt, apply for, obtain, register, purchase, lease or


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                  otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with references to, any trade marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters of Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

                  In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and goodwill of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

                  To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, to own, hold, to sell, assign or otherwise dispose of, or in any manner to deal in or with stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued, to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including, the right to vote thereon for any and all purposes; to consent, or otherwise act with respect thereto, without limitations; and to issue in exchange therefor the corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

                  To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property, or for any purpose relating to the business of the corporation, and if deemed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust or otherwise.

                  To lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the corporation may determine.


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                  In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.

                  Subject to the limitations prescribed by statute and in furtherance of its corporate business, to pay pensions, establish and carry out pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of its directors, officers and employees.

                  To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in the territories and the District of Columbia and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold, possess, purchase, lease, mortgage and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.

                  To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise either alone or in conjunction with any persons, firms, associations, corporations or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

                  For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

                  THIRD: The office of the corporation in the State of New York shall be located in the City of New Rochelle, County of Westchester.

                  FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares all of which are without par value.


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                  (b) No holder of any share of the corporation shall, because of his ownership of shares have a preemptive or other right, to purchase, subscribe for or take any part or other securities convertible into or carrying options or warrants to purchase shares of the corporation issued, optioned or sold by it after its incorporation, whether the shares be authorized by this certificate of incorporation or be authorized by an amended certificate duly filed and in effect at the time of the issuance or sale of such shares or of such notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the corporation. Any part of the shares authorized by this certificate of incorporation, or by an amended certificate duly filed, and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the corporation may at any time be issued, optioned for sale and sold or disposed of by the corporation pursuant to resolution of its Board of Directors to such persons and upon such terms and conditions as may, to such Board, seem proper and advisable without first offering to existing shareholders the said shares or the said notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the corporation, or any part of any thereof.

                  FIFTH: The Secretary of State is, designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Davis and Gilbert, 850 Third Avenue, New York, New York 10022.

                  SIXTH: The shareholders, or the Board of Directors of the corporation without the assent or vote of the shareholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the corporation.


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                  IN WITNESS WHEREOF, we hereunto sign our names and affirm
that the statements made herein are true under the penalties of perjury, this 5th day of June, 1981.

         Name                                Address

MARK SKUBICKI

/s/ Mark Skubicki
---------------------------------         9 East 40th Street
Mark Skubicki-Incorporator                New York, New York 10016



MARIA SILVESTRI

/s/ Maria Silvestri
---------------------------------         9 East 40th Street
Maria Silvestri - Incorporator            New York, New York 10016


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                              CERTIFICATE OF MERGER

                                       OF

                             Q.P. ACQUISITION CORP.

                                      INTO

                                QUOTA-PHONE, INC.

                            Under Section 904 of the
                            Business Corporation Law

                  The undersigned, Barry S. Lewisohn and Stuart A. Berger, being, respectively, the President and the Secretary of Quota-Phone, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New York and James B. Duffy and George Thomas, being respectively the President and Secretary of Q.P. Acquisition Corp., a corporation duly organized and existing under and by virtue of the laws of the State of New York do hereby certify and set forth as follows:

                  FIRST: The name of each constituent corporation is as follows: Q.P. Acquisition Corp. and Quota-Phone, Inc.

                  SECOND: The name of the surviving corporation is Quota-Phone, Inc. which is a corporation organized under the laws of the State of New York.

                  THIRD: The designation, number and voting rights of the outstanding shares of each class and series of the constituent corporation is as follows:

           Name                               Class              Number issued

           Quota-Phone, Inc.                  Common             100

           Q.P. Acquisition Corp.             Common             100

                  FOURTH: The date when the Certificate of Incorporation of Q.P. Acquisition Corp., was filed by the New York Secretary of State is March 15, 1999. The name under which it was formed is Q.P. Acquisition Corp.

                  FIFTH: The Jurisdiction of incorporation of Quota Phone, Inc. is the State of New York, and the date of incorporation is June 8, 1981.

                  SIXTH: The merger herein certified was authorized in respect of the merged corporation and the surviving corporation by written consent of the holders of all outstanding shares of both corporations entitled to vote on the plan of merger.


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                  IN WITNESS WHEREOF, the undersigned affirm that the statements made herein are true under the penalties of perjury, this 9th day of April, 1999.

/s/ Barry S. Lewisohn
---------------------------
Barry S. Lewisohn

President of Quota-Phone, Inc.

a New York corporation

/s/ Stuart A. Berger
---------------------------
Stuart A. Berger

Secretary of Quota-Phone, Inc.

a New York corporation

/s/ James B. Duffy
---------------------------
James B. Duffy

President of Q.P. Acquisition Corp.

a New York corporation

/s/ George Thomas
---------------------------
George Thomas

Secretary of Q.P. Acquisition Corp.

a New York corporation


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         Certificate of Amendment of the Certificate of Incorporation of

                                QUOTA-PHONE, INC.

               under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is Quota-Phone, Inc.

(2) The certificate of incorporation was filed by the department of state on the 8th day of June 1981.

(3) The certificate of incorporation of this corporation is hereby amended to effect the following change*

The present Paragraph FIFTH is hereby amended to read as follows:

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Richard Dorff, Esq., c/o Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022.

The Certificate of Incorporation is to be amended to add the following Paragraph
SEVENTH:

SEVENTH: The Corporation shall indemnify its directors to the fullest extent permitted by law.

*Set forth the subject matter of each provision of the certificate of incorporation which is to be amended or eliminated and the full text of the provision (s), if any, which are to be substituted or added. If an amendment provides for a change of issued shares, the number and kind of shares changed, the number and kind of shares resulting from such change and the terms of change. If an amendment makes two or more such changes, a like statement shall be included in respect to each change.


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(4) The amendment to the certificate of incorporation was authorized:

*first, by unanimous written consent of all the directors.

*and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.

*strike out where inapplicable


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IN WITNESS WHEREOF, this certificate has been subscribed this 27th day of
December 1990 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name                  Capacity in which signed           Signature

Mary Reichberg             President                      /s/ Mary Reichberg

Barry Lewisohn             Secretary                      /s/ Barry Lewisohn

Certificate of Amendment of the Certificate of Incorporation of

QUOTA-PHONE, INC.

under Section 805 of the Business Corporation Law

Filed By: Lampf, Lipkind, Prupis, Petigrow & La Bue

Address: 80 Main Street

West Orange, New Jersey 07052